EXHIBIT 5.1

TARTER
 KRINSKY
   & DROGIN LLP

June 28, 2010

Board of Directors
Techs Loanstar, Inc.
319 Clematis Street

West Palm Beach, FL 33401

Re:  Registration Statement on Form S-8

Gentlemen:

You have requested our opinion in connection with the registration on Form S-8 (the “Registration Statement”) by Techs Loanstar, Inc, a Nevada corporation (the “Company”), in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 5,500,000 additional shares of the Company’s Class A Common Stock par value $0.001 per share (the “Class A Equity Shares”) which may be issued upon the exercise of options granted under the Company's 2010 Equity Incentive Plan (the “Plan”) and (ii) 3,000,000 additional shares of the Company’s Class A Common stock, par value $0.001 per share ( the “Class A Option Shares”) issuable pursuant to the Company’s 2010 Stock Option Plan (the “Option Plan”) to be filed with the Securities and Exchange Commission (the "Commission").

In this capacity, we have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) upon the issuance of the Class A Equity Shares in accordance with the terms of the Plan, under which the right to acquire the Class A Equity Shares is granted, and the payment of the consideration therefor pursuant to the terms of such Plan, the Shares will be validly issued, fully paid and non-assessable and (ii) the issuance of the Class A Option Shares in accordance with the terms of the Option Plan, under which the right to acquire the Class A Option Shares is granted, and the payment of the consideration therefor pursuant to the terms of such Option Plan, the Class A Option Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein above are subject to the following assumptions, limitations, qualifications and exceptions:

(a)           Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners, of counsel and associates of Tarter Krinsky & Drogin LLP who have had substantive involvement in the representation of the Company in connection with this transaction.  Any factual assumptions are based upon the representations of the Company and the documents that it provided.

(b)   In rendering our opinion and in making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

(c)           We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

(d)           In rendering our opinion, we have assumed that (i) the documents embody all the necessary documents with respect to the subject matter thereof and have not been amended by oral or written agreement or by conduct of the parties; and (ii) with respect to the documents executed by the Company, that the Company has all requisite power and authority and has taken all necessary action to enter into such documents and to effect the transactions contemplated thereby and has duly executed and delivered such documents, and the Company have not asked us to pass upon the application to their authority to do so of any law or regulation of the United States or political subdivision thereof and we express no opinion with respect thereto.

(e)           Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

(f)           Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of New York and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the State of New York or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York law.  As members of the bar of the State of New York, we do not purport to be experts on the law of any other State of the United States or the jurisdiction of any foreign country.

This opinion may be filed as an exhibit to the Registration Statement.

In the event you have any questions or comments with respect to this matter, please do not hesitate to contact the undersigned.

Very truly yours,

Tarter Krinsky & Drogin LLP

Tarter Krinsky & Drogin LLP